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[Clayton UTZ Letterhead]

                                                                     Exhibit 8.2

Our Reference: 161/1454036
Your Reference:

Partner/Solicitor Contact:
Stephen Gates - 9353 4161

14 March 2000


Securitisation Advisory Services Pty.  Limited
Level 8
48 Martin Place
SYDNEY   NSW   2000

Dear Sirs

COMMONWEALTH BANK OF AUSTRALIA: GLOBAL MORTGAGE BACKED SECURITIES

We have acted for Securitisation Advisory Services Pty. Limited ("SAS") in connection with the Series 2000-1G Medallion Trust (the "Trust") to be constituted under the Master Trust Deed dated 8 October 1997 (as amended) between SAS and Perpetual Trustee Company Limited (the "Trustee") (the "Master Trust Deed") and the draft Series Supplement dated 9 March 2000 between the Commonwealth Bank of Australia ("CBA"), the Trustee and SAS (the "Series Supplement").

Definitions in the Prospectus (as defined below) apply in this opinion but Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.     Documents

We have examined the following draft documents:

(a)    the Master Trust Deed;
(b)    the Series Supplement;
(c) the draft Class A-1 Note Trust Deed dated 9 March 2000 between the Trustee, SAS and Bank of New York, New York Branch;
(d) the draft Security Trust Deed dated 9 March 2000 between SAS, the Trustee, Bank of New York, New York Branch and P.T. Limited;
(e) the draft Liquidity Facility Agreement dated 9 March 2000 between CBA, the Trustee and SAS;
(f) the draft Standby Redraw Facility Agreement dated 9 March 2000 between CBA, the Trustee and SAS;
(g) the draft Basis Swap and Fixed Rate Swap dated 9 March 2000 between CBA, the Trustee and SAS;
(h) the draft Currency Swaps dated 9 March 2000 between CBA, the Trustee, SAS and Merrill Lynch Capital Services, Inc.;
(i) the draft Underwriting Agreement dated 5 March 2000 between CBA, the Trustee, SAS and J.P. Morgan Securities Inc., as representative for the several underwriters listed in Schedule 1 thereto;
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Securitisation Advisory Services Pty.  Limited          14 March 2000
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(j)    the draft Agency Agreement dated 9 March 2000 between, among others, SAS and the Trustee; and
(k) a copy of the Prospectus which forms part of the Registration Statement on Form S-11 (Registration No.333-93721) filed with the Securities and Exchange Commission (the Commission) under the US Securities Act of 1933 (the "Prospectus").

2.     Assumption

For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.     Qualifications

Our opinion is subject to the following qualifications.

(a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of England or the United States.
(b) Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Prospectus.

4.     Opinion

Based on the assumption and subject to the qualifications set out above we are of the opinion that while the section entitled "Australian Tax Matters" in the Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Class A-1 notes, we hereby adopt and confirm the opinions set forth in the Prospectus under the heading "Australian Tax Matters" which discuss the material Australian income tax consequences of the purchase ownership and disposition of the Class A-1 notes. There can be no assurance, however, that the tax conclusions presented in that section will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-11 filed with the Prospectus and to the references to this firm under the heading "Australian Tax Matters", "Enforcement of Foreign Judgments in Australia" and "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the Securities Act of 1933 of the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully
CLAYTON UTZ


/s/ Stephen Gates
Stephen Gates
Partner

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